EXHIBIT 23.1

              [LETTERHEAD OF WEINICK SANDERS LEVENTHAL & CO., LLP]

                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Atec Group, Inc. on Form S-3 of our report dated August 21, 1998, except for
Note 2(c) as to which the date is October 10, 1998, on our audits of the consolidated financial statements of Atec Group, Inc. and Subsidiaries as of June 30, 1998 and 1997 and for each of the three years ended June 10, 1998, which report is included in the Company's Annual Report on Form 10-K/A1 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts".

/s/ Weinick Sanders Leventhal &  Co., LLP
    -------------------------------------
    WEINICK SANDERS LEVENTHAL &  CO., LLP


New York, N.Y.
December 22, 1998